Exhibit 16.1

[Grant Thornton letterhead]

July 6, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Nathan’s Famous Inc.

File No. 001-35962

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Nathan’s Famous, Inc. dated July 6, 2018, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Grant Thornton LLP